Exhibit 99.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCOROPRATION OR ORGANIZATION
CP Films Vertriebs GmbH	Germany
CPFilms Inc.	Delaware
Crown Operations International, LLC	Delaware
Dynaloy, LLC	Delaware
Eastman (Shanghai) Chemical Commercial Co., Ltd	China
Eastman Administración, S.A. de C.V.	Mexico
Eastman Benelux B.V.B.A.	Belgium
Eastman Cayman Financial Services Limited	Cayman Islands
Eastman Chemical (Gibraltar) Limited	Gibraltar
Eastman Chemical (Malaysia) Sdn. Bhd.	Malaysia
Eastman Chemical (Tongxiang) Limited	China
Eastman Chemical Advanced Materials B.V.	Netherlands
Eastman Chemical Adhesives (Hong Kong) Limited	Hong Kong
Eastman Chemical AP Holdings B.V.	Netherlands
Eastman Chemical Argentina S.R.L.	Argentina
Eastman Chemical B.V.	Netherlands
Eastman Chemical Belgium B.V.	Netherlands
Eastman Chemical Canada, Inc.	Canada
Eastman Chemical Company Foundation, Inc.	Tennessee
Eastman Chemical Company Investments, Inc.	Delaware
Eastman Chemical do Brasil Ltda.	Brazil
Eastman Chemical EMEA B.V.	Netherlands
Eastman Chemical Financial Corporation	Delaware
Eastman Chemical Financial Services B.V.	Netherlands
Eastman Chemical Germany B.V.	Netherlands
Eastman Chemical Germany GmbH	Germany
Eastman Chemical Germany Holdings GmbH & Co. KG	Germany
Eastman Chemical Germany Management GmbH & Co. KG	Germany
Eastman Chemical Germany Verwaltungs-GmbH	Germany
Eastman Chemical Global Holdings S.a.r.l	Luxembourg
Eastman Chemical GmbH	Germany
Eastman Chemical HK Limited	Hong Kong
Eastman Chemical Holdings do Brasil Ltda.	Brazil
Eastman Chemical Holdings Spain S.L.	Spain
Eastman Chemical Holdings, S.A. de C.V.	Mexico
Eastman Chemical Hong Kong B.V.	Netherlands
Eastman Chemical India Private Limited	India
Eastman Chemical Intermediates (Hong Kong) Limited	Hong Kong
Eastman Chemical International GmbH	Switzerland
Eastman Chemical International Holdings B.V.	Netherlands
Eastman Chemical International LP, LLC	Delaware
Eastman Chemical Japan Limited	Japan

EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCOROPRATION OR ORGANIZATION
Eastman Chemical Korea B.V.	Netherlands
Eastman Chemical Korea, Ltd.	Korea
Eastman Chemical Latin America, Inc.	Delaware
Eastman Chemical Ltd.	New York
Eastman Chemical Luxembourg Holdings 1 S.a.r.l.	Luxembourg
Eastman Chemical Luxembourg Holdings 2 S.a.r.l.	Luxembourg
Eastman Chemical Luxembourg Holdings 3 S.a.r.l.	Luxembourg
Eastman Chemical Luxembourg Holdings 6 S.C.S	Luxembourg
Eastman Chemical Luxembourg Holdings 7 S.a.r.l.	Luxembourg
Eastman Chemical Luxembourg Holdings LLC	Delaware
Eastman Chemical Luxembourg S.a.r.l.	Luxembourg
Eastman Chemical Malaysia B.V.	Netherlands
Eastman Chemical Middelburg B.V.	Netherlands
Eastman Chemical Netherlands C.V.	Netherlands
Eastman Chemical Netherlands Ltd.	United Kingdom
Eastman Chemical Pioneer, LLC	Delaware
Eastman Chemical Regional UK	United Kingdom
Eastman Chemical Resins, Inc.	Delaware
Eastman Chemical Singapore Pte. Ltd.	Singapore
Eastman Chemical Texas City, Inc.	Delaware
Eastman Chemical Uruapan, S.A. de C.V.	Mexico
Eastman Chemical Workington Limited	United Kingdom
Eastman Chemical, Asia Pacific Pte. Ltd.	Singapore
Eastman Chemical, Europe, Middle East and Africa LLC	Delaware
Eastman Cogen Management L.L.C.	Texas
Eastman Cogeneration L.P.	Texas
Eastman Company UK Limited	United Kingdom
Eastman España, S.L.	Spain
Eastman Fibers Korea Limited	Korea
Eastman Fibers Singapore Ptd. Ltd.	Singapore
Eastman Gasification Services Company	Delaware
Eastman Global Holdings, Inc.	Delaware
Eastman International Holdings, Inc.	Delaware
Eastman International Management Company	Tennessee
Eastman Kimya Sanayi ve Ticaret Limited Sirketi	Turkey
Eastman Malta Limited	Malta
Eastman Mazzucchelli Hong Kong Limited	Hong Kong
Eastman Mazzucchelli Plastics (Shenzhen) Company Limited	China
Eastman Renewable Materials, LLC	Delaware
Eastman Servicios Corporativos, S.A. de C.V.	Mexico
Eastman Shuangwei Fibers Company Limited	China
Eastman Spain L.L.C.	Delaware

EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCOROPRATION OR ORGANIZATION
Eastman Specialties Corporation	Delaware
Eastman Specialties Holdings Corporation	Delaware
Eastman Specialties OÜ	Estonia
Eastman Specialties Wuhan Youji Chemical Co. Ltd	China
EGSC Beaumont, Inc.	Delaware
Enterprise Genetics, Inc.	Nevada
Flexsys America Co.	Delaware
Flexsys America L.P.	Delaware
Flexsys Asia Pacific Sdn. Bhd.	Malaysia
Flexsys Chemicals (M) Sdn Bhd	Malaysia
Flexsys Distribution GmbH	Germany
Flexsys Holding B.V.	Netherlands
Flexsys K.K.	Japan
Flexsys Rubber Chemicals Ltd.	United Kingdom
Flexsys SA/NV	Belgium
Flexsys Verkauf GmbH	Germany
Flexsys Verwaltungs- und Beteiligungsgesellschaft mbH	Germany
GMX Trading Pte. Ltd.	Singapore
HDK Industries, Inc.	Tennessee
Holston Defense Corporation	Virginia
Huper Optic Intl (GP) LLC	Texas
Huper Optik International Pte. Ltd.	Singapore
Huper Optik Intl USA LP	Texas
Industriepark Nienburg GmbH	Germany
Jaeger Chimie France S.a.r.l	France
Kingsport Hotel, L.L.C.	Tennessee
Monchem International LLC	Delaware
Mustang Pipeline Company	Texas
Nanjing Yangzi Eastman Chemical Ltd.	China
Novomatrix International Trading (Shanghai) Co. Ltd.	China
Novomatrix Investments, Inc.	Delaware
Novomatrix Pte. Ltd.	Singapore
Novomatrix, Inc.	Delaware
Primester	New York
Qilu Eastman Specialty Chemicals, Ltd.	China
S E Investment LLC	Delaware
Scandiflex do Brasil S.A. Industrias Quimicas	Brazil
SFC LLC	Delaware
Solchem Netherlands C.V.	Netherlands
Solutia (Thailand) Ltd.	Thailand
Solutia Argentina S.R.L.	Argentina
Solutia Australia Pty. Ltd.	Australia

EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCOROPRATION OR ORGANIZATION
Solutia Brasil Ltda.	Brazil
Solutia Canada Inc.	Canada
Solutia Chemicals France S.a.r.l.	France
Solutia Chemicals Ibérica, S.L.	Spain
Solutia Chemicals India Private Limited	India
Solutia Deutschland GmbH	Germany
Solutia Europe SPRL/BVBA	Belgium
Solutia Greater China, LLC	Delaware
Solutia Hong Kong Limited	Hong Kong
Solutia Inc.	Delaware
Solutia International Trading (Shanghai) Co., Ltd.	China
Solutia Italia S.r.l.	Italy
Solutia Japan Limited	Japan
Solutia Overseas, Inc.	Delaware
Solutia Performance Products (Suzhou) Co., Ltd.	China
Solutia Performance Products Solutions Ltd.	Mauritius
Solutia Services International SCA/Comm. VA	Belgium
Solutia Singapore Pte. Ltd.	Singapore
Solutia Solar GmbH	Germany
Solutia Therminol Co., Ltd. Suzhou	China
Solutia Tlaxcala, S.A. de C.V.	Mexico
Solutia UK Holdings Ltd.	United Kingdom
Solutia UK Investments Ltd.	United Kingdom
Solutia UK Ltd.	United Kingdom
Solutia Venezuela, S.R.L.	Venezuela
Southwall Europe GmbH	Germany
Southwall IG Holdings, Inc.	Delaware
Southwall Insulating Glass, LLC	Delaware
Southwall Technologies Inc.	Delaware
Sterling Chemicals JV Holdings, Inc.	Delaware
Sterling Methanol Company	Delaware
Sterling Oxo Alcohols Company	Delaware
Sun-X (South East Asia) Pte. Ltd.	Singapore
Sun-X Film Pte. Ltd.	Singapore
Texas City Gasification, LLC	Delaware
TX Energy, LLC	Delaware
V-Kool International Pte. Ltd.	Singapore

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